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Subsidiaries of Western Gas Resources, Inc.

Name of Subsidiary		Relationship
1)	MIGC, Inc.	Wholly-owned subsidiary of Western Gas Resources, Inc.
2)	MGTC, Inc.	Wholly-owned subsidiary of MIGC, Inc.
3)	Western Gas Resources—Texas, Inc.	Wholly-owned subsidiary of Western Gas Resources, Inc.
4)	Mountain Gas Resources, Inc.	Wholly-owned subsidiary of Western Gas Resources, Inc.
5)	Western Power Services, Inc.	Wholly-owned subsidiary of Western Gas Resources, Inc.
6)	WGR Canada, Inc.	Wholly-owned subsidiary of Western Gas Resources, Inc.
7)	Lance Oil & Gas Company, Inc.	Wholly-owned subsidiary of Western Gas Resources, Inc.
8)	Mountain Gas Transportation, Inc.	Wholly-owned subsidiary of Mountain Gas Resources, Inc.
9)	Western Gas Wyoming, L.L.C.	Wholly-owned subsidiary of Western Gas Resources, Inc.
10)	Western Gas Resources—Westana, Inc.	Wholly-owned subsidiary of Western Gas Resources, Inc.
11)	Rendezvous Gas Services, L.L.C.	50%-owned subsidiary of Mountain Gas Resources, Inc.
12)	Fort Union Gas Gathering, L.L.C.	13%-owned subsidiary of Western Gas Resources, Inc.

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Subsidiaries of Western Gas Resources, Inc.